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                       OFFICERS' CERTIFICATE - EXHIBIT 4.1


                                 CERTIFICATE OF
                            EXECUTIVE VICE PRESIDENT,
                         CO-CHIEF OPERATING OFFICER AND
                           CHIEF FINANCIAL OFFICER AND
                            VICE PRESIDENT, TREASURER
                             AND ASSISTANT SECRETARY
                      PURSUANT TO SECTIONS 201, 301 AND 303
                                OF THE INDENTURE

                                                         Dated: October 17, 2001

              The undersigned, ALAN H. LUND and PAMELA S. HENDRY, do hereby certify that they are the duly appointed and acting Executive Vice President, Co-Chief Operating Officer and Chief Financial Officer and Vice President, Treasurer and Assistant Secretary, respectively, of INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (the "Company"). Each of the undersigned also hereby certifies, pursuant to Sections 201, 301 and 303 of the Indenture, dated as of November 1, 2000 (the "Indenture"), between the Company and The Bank of New York, as Trustee, that:

              A. There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company (a copy of such resolutions being attached hereto as Exhibit B) and by a Special Committee of the Board of Directors (a copy of such resolutions being attached hereto as Exhibit C) a series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, with the following terms:

              1. The title of the Securities of the series is "5-3/4% Notes due October 15, 2006" (the "Notes").

              2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) is $700,000,000. The Company may, without the consent of the Holders of the Notes, issue additional notes having the same ranking, interest rate, Stated Maturity, CUSIP number and terms as to status, redemption or otherwise as the Notes, in which event such notes and the Notes shall constitute one series for all purposes under the Indenture including without limitation, amendments and waivers.

              3. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date (as defined in the Indenture) for such interest payment, except that interest payable on October 15, 2006 shall be payable to the persons to whom principal is payable on such date.

              4. The date on which the principal of the Notes is payable, unless accelerated pursuant to the Indenture, shall be October 15, 2006.

              5. The rate at which each of the Notes shall bear interest shall be 5-3/4% per annum. The date from which interest shall accrue for the Notes shall be October 17,


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       2001. The interest payment dates on which interest on the Notes shall be payable are each April 15 and October 15, commencing April 15, 2002. The regular record dates for the interest payable on the Notes on any interest payment date shall be April 1 and October 1, as the case may be, immediately preceding such interest payment date.

              6. The place or places where the principal of and interest on the Notes shall be payable is at the office of the Trustee, 101 Barclay Street, Floor 7E, New York, New York 10286, provided that payment of interest, other than at Stated Maturity (as defined in the Indenture), may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).

              7. The Notes are not redeemable prior to October 15, 2006.

              8. There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions, or to repay any of the Notes prior to Stated Maturity at the option of a holder thereof.

              9. The Notes shall be issued as Global Securities (as defined in the Indenture) under the Indenture and The Depository Trust Company is hereby designated as the Depositary for the Notes under the Indenture.

              10. The principal amount of the Notes shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

              11. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

              B. The form of the Note is attached hereto as Exhibit A.

              C. The Trustee is appointed as Paying Agent (as defined in the Indenture).

              D. The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.

              E. Each of the undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company and delivered herewith. In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of a series of Securities under the Indenture, designated as the Notes in this Certificate, have been complied with. In the opinion of each of the undersigned, all such conditions precedent have been complied with.

              F. The undersigned Assistant Secretary, by execution of this Certificate, thereby certifies the actions taken by the Special Committee of the Board of Directors of the Company in determining and setting the specific terms of the Notes, and hereby further certifies that attached hereto as Exhibits A, B and C, respectively, are the form of certificate representing


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the Notes as duly approved by the Special Committee of the Board of Directors of
the Company, a copy of resolutions duly adopted by the Board of Directors of the Company on May 4, 2001 and a copy of resolutions duly adopted by the Special Committee of the Board of Directors as of October 12, 2001, pursuant to which the terms of the Notes set forth above have been established.

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              IN WITNESS WHEREOF, the undersigned have hereunto executed this
Certificate as of the date first above written.



                                   /s/ Alan H. Lund
                                   ---------------------------------------------
                                   Alan H. Lund
                                   Executive Vice President, Co-Chief Operating
                                   Officer and Chief Financial Officer



                                   /s/ Pamela S. Hendry
                                   ---------------------------------------------
                                   Pamela S. Hendry
                                   Vice President, Treasurer and
                                   Assistant Secretary